EXHIBIT 99.1

Terra Tech Subsidiary Edible Garden to Participate in The New York Produce Show and Conference December 7th

Edible Garden to begin rollout of SUPERLEAF™ to existing Northeast supermarket customers following the show.

NEWPORT BEACH, Ca. – December 2, 2016 – Terra Tech Corp. (OTCQX: TRTC) (“Terra Tech” or the “Company”), a vertically integrated cannabis-focused agriculture company, today announced that Terra Tech subsidiary, Edible Garden, will participate in the New York Produce Show and Conference December 7th. Edible Garden will showcase its organic SUPERLEAF™ product along with organic herbs at the one-day industry trade show of over 400 companies that includes local retailers, wholesalers, foodservice distributors, urban farms and unique eateries. This is the only produce show in New York City and is the 2nd largest produce trade show in North America. The attendee make-up for this event is over 40% buyers with over 5,000 produce executives from around the world visiting the 400 exhibitors for 1-on-1 meetings.

Edible Garden will have an exhibit booth at the show displaying both new and existing products including its SUPERLEAF™ product and organic herbs. Following the Produce Show, Edible Garden will be rolling out its Living SUPERLEAF™ Spring Mix and Cut SUPERLEAF™ Spring Mix to existing Northeast supermarket customers.

Derek Peterson, Chairman and CEO of Terra Tech commented, “The New York Produce Show and Conference offers Edible Garden a prime opportunity to display and market the beneficial and nutritional properties of our organic SUPERLEAF™ lettuce to such a prospective audience. Our non-GMO verified SUPERLEAF™ lettuce continues to be a popular item for customers looking for enhanced nutritional benefits as one serving of this lettuce contains more than twice the amount of antioxidants as blueberries. The rollout of SUPERLEAF™ to existing customers in the Northeast will only expand our footprint as we aim to gain market share for Edible Garden and drive shareholder value.”

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

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About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blüm, IVXX Inc., Edible Gardens, MediFarm LLC and GrowOp Technology. Blüm’s retail medical cannabis facilities focus on providing the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions. Blüm offers a broad selection of medical cannabis products including; flowers, concentrates and edibles through its Oakland, CA and multiple Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces medical cannabis-extracted products for regulated medical cannabis dispensaries throughout California. The Company’s wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Winn-Dixie, Raley's, Meijer, Kroger, and others throughout New Jersey, New York, Delaware, Maryland, Connecticut, Pennsylvania and the Midwest. Terra Tech’s MediFarm LLC subsidiaries are focused on medical cannabis cultivation and permitting businesses throughout Nevada. The Company’s wholly-owned subsidiary GrowOp Technology specializes in controlled environment agricultural technologies.

For more information about Terra Tech Corp visit: http://www.terratechcorp.com/
For more information about IVXX visit: http://ivxx.com/
For more information about Blüm Nevada visit: http://letsblum.com
For more information about Blüm Oakland visit: http://blumoak.com/
Visit us on Facebook @ https://www.facebook.com/terratechcorp/timeline
Follow us on Twitter @terratechcorp
Follow us on Instagram @socal_IVXX
For more information about Edible Garden visit: http://www.ediblegarden.com/
Visit Edible Garden on Facebook @ https://www.facebook.com/ediblefarms?fref=ts
Visit IVXX on Facebook @ https://www.facebook.com/ivxxbrand?fref=ts

About The New York Produce Show and Conference

The four-day event, presented by PRODUCE BUSINESS magazine and the Eastern Produce Council, includes networking opportunities, a trade show of over 400 companies, retail “Thought-Leader” breakfast panel hosted by Perishable Pundit Jim Prevor, educational micro-sessions, ag and culinary student outreach and tours of the region's vibrant industry, including the local retailers, wholesalers, foodservice distributors, urban farms and unique eateries. www.nyproduceshow.com

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the Company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about the Company's business, based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.'s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to: (i) our ability to integrate Black Oak Gallery, a California corporation ("Black Oak"), as well as vitamin and dietary supplement lines, into the Company's operations, (ii) product demand, market, and customer acceptance of the Company's products, (iii) the Company's ability to obtain financing to expand our operations, (iv) the Company's ability to attract qualified sales representatives, (v) competition, pricing and development difficulties, (vi) the Company's ability to conduct the business of IVXX, Inc., the contemplated businesses of MediFarm, LLC, MediFarm I, LLC, and MediFarm II, LLC, if there are changes in laws, regulations, or government policies related to cannabis, (vii) the Company's ability to conduct operations if disease, insects, or mites affect Edible Garden Corp.'s produce, herbs, and floral products, and (viii) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.'s website does not constitute a part of this release.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

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